SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 31, 2006

HANCOCK HOLDING COMPANY

(Exact name of registrant as specified in its charter)

      Mississippi                 0-13089                  64-0169065
-------------------------    --------------------     -----------------------------
     (State or other            (Commission File         (I.R.S. Employer
     jurisdiction of               Number)                 Identification Number)
     incorporation)

                           One Hancock Plaza, 2510 14th Street,
                               Gulfport, Mississippi                 39501
              ------------------------------------------------------------------
              (Address of principal executive offices)              (Zip code)

                                  (228) 868-4000
              ------------------------------------------------------------------
                        (Registrant's telephone number, including area code)

1

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01. Other Events.  On January 31, 2006, Hancock Holding Company
issued a press release announcing its earnings for the fourth quarter of 2005.  The press release and related financial statements are attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

             (c)  Exhibits.

                      99.1   Press Release issued by Hancock Holding Company
                             dated January 31, 2006, headed "Hancock Holding
                             Company Announces Earnings for Fourth Quarter 2005"
                             and related financial statements.

2

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2006
                                     HANCOCK HOLDING COMPANY
                                     (Registrant)

                                     By:   /s/ Paul D. Guichet
                                        --------------------------------
                                           Paul D. Guichet
                                           Vice President
                                           Investor Relations

3

                         Exhibit 99.1 to Hancock Holding Company Form 8-K

For Immediate Release                For More Information
---------------------                --------------------
January 31, 2006                     George A. Schloegel, Chief Executive Officer
                                     Carl J. Chaney, Chief Financial Officer
                                     Michael M. Achary, Treasurer
                                     Paul D. Guichet, Investor Relations
                                     800.522.6542 or 228.563.6559
===================================================================================================================
Hancock Holding Company Announces Earnings for Fourth Quarter 2005

GULFPORT, MS (January 31, 2006) - Hancock Holding Company (NASDAQ: HBHC), today announced earnings for the quarter ended December 31, 2005. Hancock’s fourth quarter 2005 earnings were $19.07 million, an increase of $3.27 million, or 21 percent, from the fourth quarter of 2004. Diluted earnings per share for the fourth quarter of 2005 were $0.58, an increase of $0.10, or 21 percent, from the same quarter a year ago. Compared to the third quarter of 2005, fourth quarter earnings were up $17.63 million, with diluted earnings per share up $0.54.

Net income for 2005 totaled $54.03 million, compared to $61.70 million reported for 2004, a decrease of $7.67 million or 12 percent. Diluted earnings per share for 2005 were $1.64, compared to $1.87 for 2004, resulting in a decrease of $0.23 per share, or 12 percent.

Hancock’s earnings for the third and fourth quarters of 2005 were significantly impacted by Hurricane Katrina which struck the coasts of Mississippi and Louisiana on August 29, 2005. While the total impact of this hurricane on Hancock’s financial condition and results of operation may not be known for some time, the Company has included in third and fourth quarter earnings, certain charges, including the establishment of specific reserves, related to the hurricane.

The pretax negative impact of Hurricane Katrina on Hancock’s third quarter earnings totaled $26.71 million. The $26.71 million net pretax negative impact included the following items: $35.20 million (pretax) to establish a storm-related provision for credit losses, a $1.86 million charge (pretax) related to direct expenses incurred through September 30, 2005, and approximately $3.79 million (pretax) of fees and service charges that were waived to assist affected individuals and businesses. Also included in the $26.71 million impact was a pretax gain of $14.14 million on net property and casualty insurance proceeds, which had either been received or where their receipt was considered substantially assured. The Company believes there is a possibility that additional gains might be recognized with respect to ongoing casualty claims, but this is contingent upon reaching further agreement on these claims.

The pretax negative impact of Hurricane Katrina on fourth quarter’s earnings totaled $5.69 million and consisted primarily of direct storm-related expenses incurred through December 31, 2005. These expenses included items related to the operation of a remote disaster recovery site for the Company’s technology operations, moving and setup costs associated with establishing an interim operations site in Mississippi, clean up and building repairs of damaged facilities, transportation/lodging/meals related to displaced employees and other storm-related costs.

Excluding the impact of the aforementioned storm-related charges and reserves, earnings for the fourth quarter of 2005 would have been $22.77 million, an increase of $3.97 million, or 21%, compared to third quarter’s earnings of $18.80 million, adjusted to exclude the impact of the storm. Similarly, on an adjusted basis, diluted earnings per share for the fourth quarter would have been $0.69 per share, compared to $0.57 per share for the third quarter. Adjusted earnings for 2005 totaled $75.09 million, or diluted earnings per share of $2.28.

The financial impact of the above storm-related charges and accruals on the Company’s earnings for the third and fourth quarter of 2005 is summarized in the table below.

         Earnings Summary
         (dollars in thousands, except EPS)
                                                     3Q05            4Q05           2005
                                                ------------    ------------    -----------
         Reported Earnings (GAAP)                   $ 1,435        $19,065        $54,032
                                                ------------    ------------    -----------
         Less Storm-Related Items:
              Estimated Credit Losses                35,201              -         35,201
              Net Gain on Insurance less
               Direct Expenses                      (12,276)         5,692        (6,584)
              Waived Fees                             3,785              -          3,785
                                                ------------    ------------    -----------
         Total Storm-related Items (pre-tax)         26,710          5,692         32,402
         Total Storm-related Items (after-tax)       17,362          3,700         21,061
                                                ------------    ------------    -----------
         Adjusted Earnings (Non GAAP)               $18,797        $22,765        $75,093
                                                ============    ============    ===========

         Reported (GAAP) Diluted EPS                  $0.04          $0.58          $1.64
         Adjusted (Non GAAP) Diluted EPS              $0.57          $0.69          $2.28

In commenting on Hancock’s operating results for 2005, George A. Schloegel, Chief Executive Officer, stated, “The Company is pleased with our earnings performance for the third and fourth quarters in light of the unique circumstances we have operated in due to Hurricane Katrina. Speaking for the Board of Directors and our Management Team, we are all extremely proud of how our associates have risen to the challenges of the past four months. Hancock is rebuilding, as is our home region. We will continue to be a leader in this recovery and will always work hard to maintain the trust and respect of our customers, shareholders, friends and neighbors.”

Leo W. Seal, Jr., President of Hancock Holding Company, added, “In the midst of the aftermath of the nation’s worst and most costly natural disaster, Hancock will continue to be there for our customers and to lead the recovery in our home region.”

Balance Sheet Growth and Capital

The Company’s balance sheet continues to experience significant growth since Hurricane Katrina impacted our market area. At December 31, 2005, Hancock had total loans of $2.99 billion and total deposits of $4.99 billion. The Company’s total asset size at December 31, 2005 was $5.95 billion. For the period from August 31, 2005 to December 31, 2005, total loans have grown $51 million, or 2 percent, and total deposits have grown $1.19 billion, or 31 percent, while total assets have increased $1.16 billion, or 24 percent.

The Company’s balance sheet growth was not limited to the immediate aftermath of the storm and continued throughout the fourth quarter. Total deposits grew $965 million, or 24 percent, from September 30, 2005 to December 31, 2005. The composition of deposit inflows since August 31, 2005 has been favorable to the Company’s funding mix and consisted of 50 percent non-interest-bearing demand accounts, 38 percent low cost interest-bearing transaction accounts and 12 percent time deposits. In addition, during the fourth quarter of 2005, the Company added 12,663 new transaction accounts (net of account closures). This level of new transaction accounts compares to 7,770 new transaction accounts (net of account closures) during the fourth quarter of 2004, an increase of 4,893 accounts, or 63 percent.

During this same time period, overall loan growth was relatively flat and totaled $5 million. It is not uncommon for loan growth to lag deposit growth in the aftermath of a storm such as Hurricane Katrina. Loan growth in the Company’s operating region is expected to increase significantly once the inflows of insurance and federal aid funds begins to subside at some point later in 2006.

With loan growth relatively flat since the storm, all of the aforementioned deposit growth was invested in a combination of short-term investments (fed funds) and in the Company’s securities portfolio. Mindful of the fact that 88 percent of the deposit inflows during this period were in transaction accounts; great care was taken in investing this money so that future potential liquidity needs could be met. To that end, approximately $628 million of the total deposit inflows since the storm were invested in either fed funds or very short-term U.S. Agency Discount notes and Treasuries. The remaining funds (approximately $562 million) were invested in primarily short duration U.S. Agency bullet maturity bonds.

The Loan/Deposit Ratio averaged 77 percent for the third quarter, but dropped to 66 percent for the fourth quarter of 2005, due to an average increase in deposits of $712 million, compared to $80 million increase in average loans for the same period. At December 31, 2005, the Loan/Deposit Ratio was 60 percent.

Hancock remains very well capitalized even with a $1.16 billion increase in total assets since the storm made landfall on August 29, 2005. As of December 31, 2005, Hancock’s Leverage (tier one) Ratio stands at 7.85 percent, while the Tangible Equity Ratio is 6.89 percent. Both ratios are down from June 30, 2005 where they stood at 8.83 percent and 8.71 percent, respectively. While Hancock remains very well capitalized, so that we maintain flexibility for future capital needs, including acquisitions, the Company may consider raising additional capital at some point in 2006.

Net Interest Income

Net interest income (te) for the fourth quarter of 2005 increased $8.49 million, or 18 percent, from the fourth quarter of 2004, and was up $6.68 million, or 14 percent, from the third quarter of 2005. The Company’s net interest margin (te) was 4.44 percent in the fourth quarter of 2005, 9 basis points narrower than the same quarter a year ago and 4 basis points wider than the previous quarter.

Compared to the same quarter a year ago, the primary driver of the $8.49 million increase in net interest income (te) was an $834 million, or 21 percent, increase in average earning assets mainly from average deposit growth of $904 million, or 25 percent, much of which was related to deposits inflows in the aftermath of Hurricane Katrina. The unprecedented deposit growth caused the Loan/Deposit Ratio to decline to 66 percent in the fourth quarter of 2005. The $834 million increase in average earning assets was deployed into loans (average increase of $285 million, or 11 percent), short-term investments (average increase of $298 million), and in the Company’s securities portfolio (average increase of $251 million, or 19 percent). Loans now comprise 61 percent of the Company’s average earning asset base, as compared to 67 percent for the same quarter a year ago. The net interest margin (te) narrowed 9 basis points as the increase in the average earning asset yield (14 basis points) did not offset the increase in total funding costs (23 basis points).

The Company’s level of net interest income (te) in the fourth quarter of 2005 increased $6.68 million, or 14 percent, from the prior quarter. The Company experienced loan growth in the fourth quarter with average loans increasing $80 million, mostly in commercial loans. Average earning assets increased $552 million, or 13 percent, over the previous quarter. Fueled by storm-related deposit inflows, average deposits increased $712 million, or 19 percent, compared to the prior quarter. Of the $552 million increase in average earning assets, $80 million was deployed into loans, $264 million into short-term investments (mostly fed funds) and the balance, $208 million, into the securities portfolio. The net interest margin (te) widened 4 basis points from the prior quarter as the yield on average earning assets decreased 5 basis points, while total funding costs were down 10 basis points. The decrease in the yield on average earning assets was due to an overall larger percent of the Company’s earning assets in securities and short-term investments (39 percent) than the previous quarter (33 percent). The total cost of funds was down 10 basis points due to favorable impact on the Company’s funding mix related to the mix of fourth quarter deposit inflows (50 percent non-interesting bearing accounts and 38 percent low cost interest-bearing transaction accounts).

Non-Interest Income, Non-interest Expense and Taxes

Excluding the impact of net storm-related items and securities transactions, non-interest income for the fourth quarter of 2005 was up $979,000, or 4 percent, compared to the same quarter a year ago. Non-interest income was up $1.42 million, or 7 percent, compared to the third quarter of 2005. The primary factors impacting the higher levels of non-interest income as compared to the same quarter a year ago, were higher levels of insurance fees (up $3.01 million) mostly related to the higher revenues associated with Magna Insurance Company, the Company’s wholly owned insurance company and the July, 1, 2005 acquisition of J. Everett Eaves, Inc. In addition, other income was up $1.85 million, when compared to the same quarter a year ago. However, service charges were down $4.21 million principally due to waived return item fees and other service charges as a result of accommodations to customers impacted by Hurricane Katrina. The increase in non-interest income for the fourth quarter of 2005 (excluding the 2005 net storm-related items and securities transactions) compared to the prior quarter was due to increases in debit card and merchant services fees (up $662,000) and other income (up $1.78 million). However, service charges on deposit accounts were down $1.13 million from an already depressed level in the third quarter due to customer accommodations related to the storm. The $1.13 million decrease in service charges for the fourth quarter was due only partly to additional customer accommodations, but was primarily due to changes in customer behavior since many had significant cash available from insurance proceeds.

Operating expenses for the fourth quarter of 2005 were $6.68 million higher, or 18 percent, compared to the same quarter a year ago and were $1.87 million higher, or 4 percent, than the previous quarter. The increase from the same quarter a year ago was reflected in higher personnel expense (up $2.87 million) and higher expenses associated with Magna Insurance Company (up $1.95 million). The increase from the prior quarter was reflected in increased other operating expense (up $736,000) and higher occupancy expenses (up $620,000).

Hancock’s effective tax rate for 2005 was 26 percent, compared to 30 percent for 2004. The 4 percent decrease in the Company’s effective tax rate was due to variety of factors including the following:

o        Increase in tax exempt income as a percent of book income to 17% in 2005 from 13% in 2004
o        Hurricane Katrina tax credits available in 2005
o        Reduction of tax accruals for non-taxable income primarily related to bank owned life insurance

The Company expects its effective tax rate to be approximately 29 percent for the year 2006.

Asset Quality

Annualized net charge-offs as a percent of average loans for the fourth quarter of 2005 were 0.41 percent, compared to 0.23 percent for the third quarter of 2005, and to 0.56 percent in the fourth quarter of 2004. Of the 0.41 percent or $3.10 million in fourth quarter net charge-offs, $2.35 million, or 0.31 percent, were related to Hurricane Katrina. The storm-related net charge-offs were charged directly against the $35.2 million storm-related allowance for loan losses established by the Company in the third quarter of 2005. The Company does anticipate that the level of storm-related net charge-offs will be significantly higher during the first half of 2006. However, Hancock does not expect that the level of total storm-related net charge-offs to be materially different from the $35.2 million allowance established during the third quarter. Excluding the fourth quarter storm-related net charge-offs of $2.35 million, net charge-offs for the fourth quarter was 0.10 percent of average loans, or $754,000. That represents a decrease of 13 basis points, or $950,000 from the prior quarter and a decrease of 46 basis points, or $3.09 million from the same quarter a year ago.

The provision for loan losses in the fourth quarter of 2005 was $1.08 million. This compares to the $36.91 million provision booked in the third quarter of 2005, of which $35.20 million was related to the establishment of a storm-related provision for credit losses, and to $5.80 million for the fourth quarter of 2004.

Non-performing assets as a percent of total loans and foreclosed assets was 0.42 percent at December 31, 2005, compared to 0.45 percent at September 30, 2005. Compared to the fourth quarter of 2004, the ratio of non-performing assets as a percent of total loans and foreclosed assets was up 2 basis points from the 0.40 percent reported at December 31, 2004. Non-performing assets decreased $1.52 million from September 30, 2005, reflecting primarily lower levels of foreclosed assets. The composition of the Company’s $12.52 million non-performing asset base continues to reflect granularity with many smaller credits and/or properties (only 10 credits or properties exceeding $250,000 and 119 credits or properties below $250,000). The Company’s ratio of accruing loans 90 days or more past due to total loans was 0.86 percent at December 31, 2005, compared to 0.21 percent at September 30, 2005 and to 0.19 percent at December 31, 2004. The increase in the ratio of 90 days or more past due ratio was related to storm-related accommodations granted to certain loan customers. In the aftermath of Hurricane Katrina, Hancock recognized that many of our credit customers (mostly residential mortgage holders) were in a position where time would be needed to recover sufficiently from the storm before they could resume payments on their loans. Accommodations in the form of loan payment extensions (most for 90 days) were granted on a customer-by-customer basis.

The Company’s allowance for loan losses was $74.56 million at December 31, 2005, down $2.03 million from the $76.58 million reported at September 30, 2005, and $33.88 million higher than the $40.68 million reported at December 31, 2004. The ratio of the allowance for loan losses as a percent of period-end loans was 2.49 percent at December 31, 2005, compared to 2.57 percent at September 30, 2005 and 1.48 percent at December 31, 2004. The allowance coverage ratio (allowance for loan losses to non-performers and past dues) was 196 percent in fourth quarter 2005, as compared to 252 percent in fourth quarter 2004, and 393 percent in third quarter 2005. As previously mentioned, the Company had established a specific allowance of $35.20 million for estimated credit losses related to the impact of Hurricane Katrina on Hancock’s loan portfolio in the third quarter of 2005. Hancock recorded storm-related net charge-offs of $2.35 million during the fourth quarter that were charged directly against the aforementioned allowance. In doing so the storm-related allowance was reduced by $2.35 million and as of December 31, 2005 stands at $32.85 million. Hancock is continuously reviewing the adequacy of the special storm-related allowance and views the current level to be adequate and, as such, expects no material deviations once all storm-related net charge-offs are known.

General

The Company will provide a live overview of earnings for the fourth quarter and all of 2005 earnings, as well as an update on the impact of Hurricane Katrina, beginning at 2:00 p.m., Central Daylight Time, on Monday, February 6, 2006. Interested persons may access the event through the Company’s website (www.hancockbank.com) and Vcall’s Investor Calendar (www.investorcalendar.com). For those unable to attend the webcast, you may dial in and listen to the live conference call at (877) 407-0783 from within the U.S. or Canada, and (201) 689-8564 for international callers. A telephone replay will be available two hours following completion of the webcast. The replay is accessible to callers from the U.S. and Canada at (877) 660-6853 and to international callers at (201) 612-7415. Enter the account number: 286 and conference ID number 185478.

Hancock Holding Company - parent company of Hancock Bank (Mississippi), Hancock Bank of Louisiana, Hancock Bank of Florida and Magna Insurance Company - has assets of $5.95 billion at December 31, 2005. Founded in 1899, Hancock Bank stands among the strongest, safest five-star financial institutions in America. Hancock Bank operates 100 Hancock full-service offices and 120 automated teller machines throughout South Mississippi, Louisiana and Florida as well as subsidiaries Hancock Investment Services, Inc., Hancock Insurance Agency, and Harrison Finance Company. Investors can access additional corporate information or online banking and bill pay services at www.hancockbank.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Congress passed the Private Securities Litigation Act of 1995 in an effort to encourage corporations to provide information about companies’ anticipated future financial performance. This act provides a safe harbor for such disclosure, which protects the companies from unwarranted litigation if actual results are different from management expectations. This release contains forward-looking statements and reflects management’s current views and estimates of future economic circumstances, industry conditions, company performance, and financial results. These forward-looking statements are subject to a number of factors and uncertainties which could cause the company’s actual results and experience to differ from the anticipated results and expectations expressed in such forward-looking statements.
                                                      - more -

Hancock Holding Company
Financial Highlights
(amounts in thousands, except per share data and FTE headcount)
(unaudited)

                                                             ----------------------------------------- ----------------------------
                                                                          Three Months Ended                 Twelve Months Ended
                                                             ----------------------------------------- ----------------------------
                                                              12/31/2005      9/30/2005     12/31/2004   12/31/2005     12/31/2004
                                                             -------------- -------------- ----------- -------------- -------------
Per Common Share Data

Earnings per share:
    Basic                                                         $0.59          $0.04          $0.49          $1.67          $1.91
    Diluted                                                       $0.58          $0.04          $0.48          $1.64          $1.87
Cash dividends per share                                         $0.195         $0.195         $0.165         $0.720         $0.580
Book value per share (period-end)                                $14.78         $14.52         $14.32         $14.78         $14.32
Tangible book value per share (period-end)                       $12.55         $12.25         $12.16         $12.55         $12.16
Weighted average number of shares:

    Basic                                                        32,313         32,308         32,467         32,365         32,390

    Diluted                                                      32,980         32,940         33,076         32,966         33,052

Period-end number of shares                                      32,301         32,309         32,440         32,301         32,440
Market data:
    High closing price                                           $39.90         $37.84         $34.83         $39.90         $34.83
    Low closing price                                            $31.08         $29.93         $30.00         $28.25         $25.00
    Period end closing price                                     $37.81         $34.14         $33.46         $37.81         $33.46

    Trading volume                                                6,829          8,760          2,781         22,404         11,572

Other Period-end Data

FTE Headcount                                                     1,735          1,590          1,767          1,735          1,767
Tangible common equity                                         $405,216       $395,843       $394,389       $405,216       $394,389
Tier I capital                                                 $420,281       $407,075       $399,320       $420,281       $399,320
Goodwill                                                        $61,418        $61,428        $55,409        $61,418        $55,409
Amortizable intangibles                                          $9,204         $9,928        $12,263         $9,204        $12,263
Mortgage servicing intangibles                                   $1,577         $1,860         $2,520         $1,577         $2,520

Common shares repurchased for publicly announced plans                -           11.8              -          147.9          236.1

Performance Ratios

Return on average assets                                          1.39%          0.12%          1.39%          1.10%          1.39%
Return on average common equity                                  15.98%          1.18%         13.54%         11.36%         13.79%
Earning asset yield (TE)                                          6.14%          6.19%          6.00%          6.08%          5.88%
Total cost of funds                                               1.70%          1.80%          1.47%          1.68%          1.44%
Net interest margin (TE)                                          4.44%          4.40%          4.53%          4.40%          4.44%
Non-interest expense as a percent of total revenue (TE)
    before amortization of purchased intangibles,
    net storm-related items, gains on sale of
    branches and credit card merchant,
    and securities transactions                                  56.89%         60.85%         54.95%         58.82%         58.48%
Average common equity as a percent of average total assets        8.72%         10.13%         10.26%          9.65%         10.11%
Leverage Ratio                                                    7.85%          8.64%          8.97%          7.85%          8.97%
Tangible common equity to assets                                  6.89%          8.17%          8.58%          6.89%          8.58%
Net charge-offs as a percent of average loans                     0.41%          0.23%          0.56%          0.30%          0.48%
Allowance for loan losses as a percent of period end loans        2.49%          2.57%          1.48%          2.49%          1.48%
Allowance for loan losses to NPAs + accruing loans 90 days
  past due                                                      195.50%        392.70%        251.86%        195.50%        251.86%
Provision for loan losses to net charge-offs                     34.76%       2165.65%        150.98%        486.75%        131.19%
Loan/Deposit Ratio                                               66.44%         76.77%         75.19%         72.05%         72.16%
Non-interest income excluding net storm-related items,
    gains on sale of branches and credit card merchant,
    and securities transactions as a percent of
    total revenue (TE)                                           29.68%         31.10%         32.37%         31.86%         33.77%

Hancock Holding Company
Financial Highlights
(amounts in thousands, except per share data and FTE headcount)
(unaudited)

                                                                       Three Months Ended                  Twelve Months Ended
                                                           ----------------------------------------      --------------------------
                                                             12/31/2005     9/30/2005    12/31/2004       12/31/2005    12/31/2004
                                                           -----------------------------------------     --------------------------
Asset Quality Information

Non-accrual loans                                              $10,617        $10,373         $7,480        $10,617         $7,480
Foreclosed assets                                                1,898          2,973          3,513          1,898          3,513
                                                           -----------------------------------------     --------------------------
Total non-performing assets                                    $12,515        $13,346        $10,993        $12,515        $10,993
Non-performing assets as a percent of loans and
  foreclosed assets                                              0.42%          0.45%          0.40%          0.42%          0.40%
Accruing Loans 90 days past due                                $25,622         $6,156         $5,160        $25,622         $5,160
Accruing Loans 90 days past due as a percent of loans            0.86%          0.21%          0.19%          0.86%          0.19%
Non-performing assets + accruing loans 90 days past due
  to loans and foreclosed assets                                 1.28%          0.65%          0.59%          1.28%          0.59%

Net charge-offs                                                 $3,104         $1,704         $3,839         $8,759        $12,605
Net charge-offs as a percent of average loans                    0.41%          0.23%          0.56%          0.30%          0.48%

Allowance for loan losses                                      $74,558        $76,584        $40,682        $74,558        $40,682
Allowance for loan losses as a percent of period end loans       2.49%          2.57%          1.48%          2.49%          1.48%
Allowance for loan losses to NPAs + accruing loans 90 days
  past due                                                     195.50%        392.70%        251.86%        195.50%        251.86%

Provision for loan losses                                       $1,079        $36,905         $5,796        $42,635        $16,537
Provision for loan losses to net charge-offs                    34.76%       2165.65%        150.98%        486.75%        131.19%

Allowance for Loan Losses

Beginning Balance                                              $76,584        $41,382        $38,725        $40,682        $36,750
Provision for loan loss                                          1,079         36,905          5,796         42,635         16,537
Charge-offs                                                      4,546          3,699          5,562         15,811         20,428
Recoveries                                                       1,442          1,995          1,723          7,052          7,823
                                                           -----------------------------------------     --------------------------
Net charge-offs                                                  3,104          1,704          3,839          8,759         12,605
                                                           -----------------------------------------     --------------------------
Ending Balance                                                 $74,558        $76,584        $40,682        $74,558        $40,682
                                                           -----------------------------------------     --------------------------
Storm-related Allowance for Loan Losses (Included above)       $32,851        $35,201              -        $32,851              -
                                                           -----------------------------------------     --------------------------
Net Charge-Off Information

Net charge-offs:
Commercial/real estate loans                                      $332          ($17)         $1,003         $1,287         $3,685
Mortgage loans                                                     (7)              7             38             63           (11)
Direct consumer loans                                            1,831            861          1,173          3,684          4,213
Indirect consumer loans                                            272            342            910          1,692          2,327
Finance company loans                                              676            511            715          2,033          2,391
                                                           -----------------------------------------     --------------------------
Total net charge-offs (including storm-related)                 $3,104         $1,704         $3,839         $8,759        $12,605
Storm-related net charge-offs                                    2,350              -              -          2,350              -
                                                           -----------------------------------------     --------------------------
Total net charge-offs (excluding storm-related)                   $754         $1,704         $3,839         $6,409        $12,605
                                                           =========================================     ==========================
Average loans:
Commercial/real estate loans                                $1,660,804     $1,584,244     $1,439,074     $1,565,369     $1,372,014
Mortgage loans                                                 442,977        430,615        408,535        424,654        392,028
Direct consumer loans                                          489,150        504,362        498,336        501,677        489,040
Indirect consumer loans                                        342,203        335,482        307,413        328,679        288,005
Finance Company loans                                           63,663         64,006         60,604         62,640         58,474
                                                           -----------------------------------------     --------------------------
Total average loans                                         $2,998,797     $2,918,709     $2,713,963     $2,883,020     $2,599,561

Net charge-offs to average loans:
Commercial/real estate loans                                     0.08%          0.00%          0.28%          0.08%          0.27%
Mortgage loans                                                  -0.01%          0.01%          0.04%          0.01%          0.00%
Direct consumer loans                                            1.49%          0.68%          0.94%          0.73%          0.86%
Indirect consumer loans                                          0.32%          0.40%          1.18%          0.51%          0.81%
Finance Company loans                                            4.21%          3.17%          4.69%          3.25%          4.09%
                                                           -----------------------------------------     --------------------------
Total net charge-offs to average loans
  (including storm-related)                                      0.41%          0.23%          0.56%          0.30%          0.48%
                                                           -----------------------------------------     --------------------------
Total net charge-offs to average loans
  (excluding storm-related)                                      0.10%          0.23%          0.56%          0.22%          0.48%

Hancock Holding Company
Financial Highlights
(amounts in thousands, except per share data and FTE headcount)
(unaudited)

                                                                     Three Months Ended                   Twelve Months Ended
                                                          ----------------------------------------     --------------------------
                                                          12/31/2005     9/30/2005     12/31/2004      12/31/2005     12/31/2004
                                                          ----------------------------------------     --------------------------
Income Statement

Interest income                                             $73,429       $65,644        $59,190        $263,631      $226,774
Interest income (TE)                                         75,433        67,506         61,051         271,008       234,047
Interest expense                                             20,911        19,659         15,014          74,819        57,270
                                                          ----------------------------------------     --------------------------
Net interest income (TE)                                     54,522        47,847         46,037         196,189       176,777
Provision for loan losses                                     1,079        36,905          5,796          42,635        16,537
Non-interest income excluding net storm-related items,
  gains on sale of branches and credit card
  merchant and securities transactions                       23,016        21,600         22,037          91,738        84,860
Net storm-related items (Net gain on insurance less
  direct expenses incurred)                                 (5,692)        12,276              -           6,584             -
Gains on sale of branches and credit card merchant                -             -              -               -         5,258
Securities transactions gains/(losses)                         (27)          (18)              4            (53)           163
Non-interest expense                                         44,626        42,770         37,945         171,543       154,951
                                                          ----------------------------------------     --------------------------
Income before income taxes                                   24,112           168         22,475          72,903        88,297
Income tax expense (benefit)                                  5,047       (1,267)          6,684          18,871        26,593
                                                          ----------------------------------------     --------------------------
Net income                                                  $19,065        $1,435        $15,791         $54,032       $61,704
                                                          ========================================     ==========================

Non-interest Income and Operating Expense

Service charges on deposit accounts                          $6,850        $7,975        $11,062         $34,773       $43,631
Trust fees                                                    2,946         2,761          2,487          11,107         9,030
Debit card & merchant fees                                    1,717         1,055          1,172           4,878         4,271
Insurance fees                                                4,837         4,883          1,824          17,099         9,193
Investment & annuity fees                                     1,037         1,304            581           5,076         2,295
ATM fees                                                        805           871          1,119           4,202         4,512
Secondary mortgage market operations                            670           377          1,489           2,221         2,934
Other income                                                  4,154         2,374          2,302          12,381         8,993
                                                          ----------------------------------------     --------------------------
Non-interest income excluding net storm-related items,
  gains on sale of branches and credit card
  merchant and securities transactions                      $23,016       $21,600        $22,037         $91,738       $84,860
Net storm-related items (Net gain on insurance less
   direct expenses incurred)                                (5,692)        12,276              -           6,584             -
Gains on sale of branches and credit card merchant                -             -              -               -         5,258
Securities transactions gains/(losses)                         (27)          (18)              4            (53)           163
                                                          ----------------------------------------     --------------------------
Total non-interest income including net storm-related
   items, gains on sale of branches and credit card
   merchant, and securities transactions                    $17,298       $33,858        $22,041         $98,270       $90,281
                                                          ========================================     ==========================

Personnel expense                                           $24,580       $24,275        $21,706         $94,158       $86,404
Occupancy expense (net)                                       3,237         2,617          2,627          10,926         9,915
Equipment expense                                             2,511         2,319          2,548           9,553         9,669
Other operating expense                                      13,780        13,044         10,526          54,712        47,018
Amortization of intangibles                                     518           514            538           2,194         1,945
                                                          ----------------------------------------     --------------------------
Total non-interest expense                                  $44,626       $42,770        $37,945        $171,543      $154,951

Hancock Holding Company
Financial Highlights
(amounts in thousands, except per share data and FTE headcount)
(unaudited)

                                                                      Three Months Ended                   Twelve Months Ended
                                                          ----------------------------------------     --------------------------
                                                          12/31/2005      9/30/2005     12/31/2004     12/31/2005     12/31/2004
                                                          ----------------------------------------     --------------------------
Period-end Balance Sheet

Commercial/real estate loans                              $1,677,716     $1,637,011     $1,464,595     $1,677,716     $1,464,595
Mortgage loans                                               423,563        441,512        408,726        423,563        408,726
Direct consumer loans                                        477,716        501,704        503,443        477,716        503,443
Indirect consumer loans                                      346,071        339,822        310,378        346,071        310,378
Finance Company loans                                         64,121         64,121         61,419         64,121         61,419
                                                          ----------------------------------------     --------------------------
Total loans                                                2,989,186      2,984,170      2,748,560      2,989,186      2,748,560
Securities                                                 1,959,261      1,323,166      1,302,369      1,959,261      1,302,369
Short-term investments                                       410,226        141,270        150,261        410,226        150,261
                                                          ----------------------------------------     --------------------------
Earning assets                                             5,358,673      4,448,606      4,201,191      5,358,673      4,201,191
                                                          ----------------------------------------     --------------------------
Allowance for loan losses                                   (74,558)       (76,584)       (40,682)       (74,558)       (40,682)
Other assets                                                 666,073        541,467        504,218        666,073        504,218
                                                          ----------------------------------------     --------------------------
Total assets                                              $5,950,187     $4,913,490     $4,664,726     $5,950,187     $4,664,726
                                                          ========================================     ==========================

Non-interest bearing deposits                             $1,324,938       $909,585       $697,353     $1,324,938       $697,353
Interest bearing transaction deposits                      1,680,959      1,369,886      1,336,620      1,680,959      1,336,620
Interest bearing Public Fund deposits                        633,488        574,603        702,107        633,488        702,107
Time deposits                                              1,350,436      1,171,080      1,061,865      1,350,436      1,061,865
                                                          ----------------------------------------     --------------------------
Total interest bearing deposits                            3,664,882      3,115,568      3,100,591      3,664,882      3,100,591
                                                          ----------------------------------------     --------------------------
Total deposits                                             4,989,820      4,025,153      3,797,945      4,989,820      3,797,945
Other borrowed funds                                         307,429        249,228        251,111        307,429        251,111
Other liabilities                                            175,523        170,049        151,089        175,523        151,089
Preferred stock                                                    -              -              -              -              -
Common shareholders' equity                                  477,415        469,059        464,582        477,415        464,582
                                                          ----------------------------------------     --------------------------
Total liabilities, preferred stock & common equity        $5,950,187     $4,913,490     $4,664,726     $5,950,187     $4,664,726
                                                          ========================================     ==========================

Average Balance Sheet
Commercial/real estate loans                              $1,660,804     $1,584,244     $1,439,074     $1,565,369     $1,372,014
Mortgage loans                                               442,977        430,615        408,535        424,654        392,028
Direct consumer loans                                        489,150        504,362        498,336        501,677        489,040
Indirect consumer loans                                      342,203        335,482        307,413        328,679        288,005
Finance Company loans                                         63,663         64,006         60,604         62,640         58,474
                                                          ----------------------------------------     --------------------------
Total loans                                                2,998,797      2,918,709      2,713,963      2,883,020      2,599,561
Securities                                                 1,571,723      1,364,219      1,320,529      1,434,415      1,345,350
Short-term investments                                       317,409         52,933         19,517        137,821         34,911
                                                          ----------------------------------------     --------------------------
Earning average assets                                     4,887,929      4,335,861      4,054,009      4,455,256      3,979,822
                                                          ----------------------------------------     --------------------------
Allowance for loan losses                                   (76,488)       (41,765)       (39,199)       (50,107)       (38,117)
Other assets                                                 612,144        487,867        506,032        525,881        482,628
                                                          ----------------------------------------     --------------------------
Total assets                                              $5,423,586     $4,781,962     $4,520,841     $4,931,030     $4,424,334
                                                          ========================================     ==========================

Non-interest bearing deposits                             $1,126,356       $729,216       $671,758       $822,733       $650,106
Interest bearing transaction deposits                      1,573,039      1,311,779      1,359,952      1,384,606      1,360,197
Interest bearing Public Fund deposits                        568,803        617,017        543,584        644,849        574,266
Time deposits                                              1,245,271      1,143,691      1,033,974      1,149,239      1,018,165
                                                          ----------------------------------------     --------------------------
Total interest bearing deposits                            3,387,112      3,072,488      2,937,510      3,178,694      2,952,629
                                                          ----------------------------------------     --------------------------
Total deposits                                             4,513,468      3,801,704      3,609,268      4,001,426      3,602,734
Other borrowed funds                                         263,358        335,758        299,782        293,899        265,431
Other liabilities                                            173,555        160,232        147,762        160,003        106,545
Preferred stock                                                    -              -              -              -          2,240
Common shareholders' equity                                  473,204        484,269        464,030        475,701        447,384
                                                          ----------------------------------------     --------------------------
Total liabilities, preferred stock & common equity        $5,423,586     $4,781,962     $4,520,841     $4,931,030     $4,424,334
                                                          ========================================     ==========================

Hancock Holding Company
Financial Highlights
(amounts in thousands, except per share data and FTE headcount)
(unaudited)

                                                                    Three Months Ended                   Twelve Months Ended
                                                       ----------------------------------------    --------------------------
                                                        12/31/2005     9/30/2005     12/31/2004     12/31/2005     12/31/2004
                                                       ----------------------------------------    --------------------------
Average Balance Sheet Mix

Percentage of earning assets/funding sources:
Loans                                                       61.35%        67.32%         66.95%         64.71%         65.32%
Securities                                                  32.16%        31.46%         32.57%         32.20%         33.80%
Short-term investments                                       6.49%         1.22%          0.48%          3.09%          0.88%
                                                       ----------------------------------------    --------------------------
Earning average assets                                     100.00%       100.00%        100.00%        100.00%        100.00%
                                                       ========================================    ==========================

Non-interest bearing deposits                               23.04%        16.82%         16.57%         18.47%         16.34%
Interest bearing transaction deposits                       32.18%        30.25%         33.55%         31.08%         34.18%
Interest bearing Public Fund deposits                       11.64%        14.23%         13.41%         14.47%         14.43%
Time deposits                                               25.48%        26.38%         25.50%         25.80%         25.58%
                                                       ----------------------------------------    --------------------------
Total deposits                                              92.34%        87.68%         89.03%         89.81%         90.53%
Other borrowed funds                                         5.39%         7.74%          7.39%          6.60%          6.67%
Other net interest-free funding sources                      2.27%         4.58%          3.58%          3.59%          2.81%
                                                       ----------------------------------------    --------------------------
Total average funding sources                              100.00%       100.00%        100.00%        100.00%        100.00%
                                                       ========================================    ==========================
Loan mix:
Commercial/real estate loans                                55.38%        54.28%         53.02%         54.30%         52.78%
Mortgage loans                                              14.77%        14.75%         15.05%         14.73%         15.08%
Direct consumer loans                                       16.31%        17.28%         18.36%         17.40%         18.81%
Indirect consumer loans                                     11.41%        11.49%         11.33%         11.40%         11.08%
Finance Company loans                                        2.12%         2.19%          2.23%          2.17%          2.25%
                                                       ----------------------------------------    --------------------------
Total loans                                                100.00%       100.00%        100.00%        100.00%        100.00%
                                                       ========================================    ==========================
Average dollars (in thousands):
Loans                                                   $2,998,797    $2,918,709     $2,713,963     $2,883,020     $2,599,561
Securities                                               1,571,723     1,364,219      1,320,529      1,434,415      1,345,350
Short-term investments                                     317,409        52,933         19,517        137,821         34,911
                                                       ----------------------------------------    --------------------------
Earning average assets                                  $4,887,929    $4,335,861     $4,054,009     $4,455,256     $3,979,822

Non-interest bearing deposits                           $1,126,356      $729,216       $671,758       $822,733       $650,106
Interest bearing transaction deposits                    1,573,039     1,311,779      1,359,952      1,384,606      1,360,197
Interest bearing Public Fund deposits                      568,803       617,017        543,584        644,849        574,266
Time deposits                                            1,245,271     1,143,691      1,033,974      1,149,239      1,018,165
                                                       ----------------------------------------    --------------------------
Total deposits                                           4,513,468     3,801,704      3,609,268      4,001,426      3,602,734
Other borrowed funds                                       263,358       335,758        299,782        293,899        265,431
Other net interest-free funding sources                    111,103       198,399        144,960        159,930        111,657
                                                       ----------------------------------------    --------------------------
Total average funding sources                           $4,887,929    $4,335,861     $4,054,009     $4,455,256     $3,979,822

Loans:
Commercial/real estate loans                            $1,660,804    $1,584,244     $1,439,074     $1,565,369     $1,372,014
Mortgage loans                                             442,977       430,615        408,535        424,654        392,028
Direct consumer loans                                      489,150       504,362        498,336        501,677        489,040
Indirect consumer loans                                    342,203       335,482        307,413        328,679        288,005
Finance Company loans                                       63,663        64,006         60,604         62,640         58,474
                                                       ----------------------------------------    --------------------------
Total average loans                                     $2,998,797    $2,918,709     $2,713,963     $2,883,020     $2,599,561

Hancock Holding Company
Average Balance and Net Interest Margin Summary
(amounts in thousands)
(unaudited)

                                                                          Three Months Ended
                                    ---------------------------------------------------------------------------------------------
                                                 12/31/05                       09/30/05                       12/31/04
                                    ------------------------------ -----------------------------  -------------------------------
                                      Interest   Volume      Rate    Interest    Volume     Rate   Interest     Volume     Rate
                                    ----------- ----------  ------  ---------  ----------  -----  ---------   ----------  -------
Average Earning Assets
Commercial & real estate loans (TE)     $28,365 $1,660,804   6.78%    $25,770  $1,584,244   6.46%   $21,365   $1,439,074   5.91%
Mortgage loans                            6,119    442,977   5.53%      5,921     430,615   5.50%     5,743      408,535   5.62%
Consumer loans                           17,797    895,016   7.89%     17,772     903,850   7.80%    16,372      866,354   7.52%
Loan fees & late charges                  2,104          -   0.00%      2,183           -   0.00%     2,452            -   0.00%
                                    ----------- ----------  ------  ---------  ----------  -----  ---------   ----------  -------
  Total loans (TE)                       54,386  2,998,797   7.20%     51,646   2,918,709   7.03%    45,932    2,713,963   6.74%

US treasury securities                      350     33,735   4.11%         62      11,296   2.17%     (111)       11,439  -3.87%
US agency securities                      7,403    678,190   4.37%      4,834     464,450   4.16%     4,504      426,505   4.22%
CMOs                                      1,946    206,910   3.76%      2,251     229,934   3.92%     2,658      269,295   3.95%
Mortgage backed securities                4,917    430,409   4.57%      4,773     436,733   4.37%     4,124      387,881   4.25%
Municipals (TE)                           2,747    159,401   6.89%      2,792     160,502   6.96%     2,955      165,400   7.15%
Other securities                            633     63,078   4.01%        733      61,304   4.78%       884       60,008   5.89%
                                    ----------- ----------  ------  ---------  ----------  -----  ---------   ----------  -------
  Total securities (TE)                  17,995  1,571,723   4.58%     15,444   1,364,219   4.53%    15,013    1,320,529   4.55%

Fed funds sold                            3,043    309,603   3.90%        409      44,535   3.65%        64       12,003   2.13%
Cds with banks                                9      7,806   0.48%          6       8,398   0.30%        42        7,514   2.22%
Other short-term investments                  -          -   0.00%          -           -   0.00%         -            -   0.00%
                                    ----------- ----------  ------  ---------  ----------  -----  ---------   ----------  -------
  Total short-term investments            3,052    317,409   3.81%        416      52,933   3.11%       106       19,517   2.16%

  Average earning assets yield (TE)     $75,433 $4,887,929   6.14%    $67,506  $4,335,861   6.19%   $61,051   $4,054,009   6.00%

Interest-Bearing Liabilities
Interest-bearing transaction deposits    $2,836 $1,573,039   0.72%     $2,317  $1,311,779   0.70%    $2,040   $1,359,952   0.60%
Time deposits                            11,503  1,245,271   3.66%     10,222   1,143,691   3.55%     9,009    1,033,974   3.47%
Public Funds                              4,825    568,803   3.37%      4,740     617,017   3.05%     2,515      543,584   1.84%
                                    ----------- ----------  ------  ---------  ----------  -----  ---------   ----------  -------
   Total interest bearing deposits       19,164  3,387,112   2.24%     17,279   3,072,488   2.23%    13,564    2,937,510   1.84%

Customer repos                            1,125    204,386   2.18%      1,467     248,505   2.34%       723      223,837   1.28%
Other borrowings                            622     58,972   4.18%        913      87,253   4.15%       727       75,945   3.81%
                                    ----------- ----------  ------  ---------  ----------  -----  ---------   ----------  -------
  Total borrowings                        1,747    263,358   2.63%      2,380     335,758   2.81%     1,450      299,782   1.92%

  Total interest bearing liab cost      $20,911 $3,650,470   2.27%    $19,659  $3,408,246   2.29%   $15,014   $3,237,291   1.85%

Noninterest-bearing deposits                     1,126,356                        729,216                        671,758
Other net interest-free funding sources            111,103                        198,399                        144,960

Total Cost of Funds                     $20,911 $4,887,929   1.70%    $19,659  $4,335,861   1.80%   $15,014   $4,054,009   1.47%

Net Interest Spread (TE)                $54,522              3.87%    $47,847               3.91%   $46,037                4.16%

Net Interest Margin (TE)                $54,522 $4,887,929   4.44%    $47,847  $4,335,861   4.40%   $46,037   $4,054,009   4.53%

Hancock Holding Company
Average Balance and Net Interest Margin Summary
(amounts in thousands)
(unaudited)

                                                                     Twelve Months Ended
                                      -------------------------------------------------------------------------------------
                                                     12/31/2005                               12/31/2004
                                      -------------------------------------   ---------------------------------------------
                                        Interest       Volume      Rate         Interest         Volume           Rate
                                      -----------   -----------   ---------   -------------   -----------      ------------

Average Earning Assets
Commercial & real estate loans (TE)      $100,212    $1,565,369    6.40%         $77,550       $1,372,014         5.65%
Mortgage loans                             23,623       424,654    5.56%          22,282          392,028         5.68%
Consumer loans                             68,997       892,997    7.73%          63,830          835,518         7.64%
Loan fees & late charges                    8,615             -    0.00%           9,207                -         0.00%
                                      -----------   -----------   ---------   -------------   -----------      ------------
  Total loans (TE)                        201,447     2,883,020    6.99%         172,868        2,599,561         6.65%

US treasury securities                        532        16,838    3.16%             200           11,003         1.82%
US agency securities                       21,500       514,834    4.18%          17,754          424,875         4.18%
CMOs                                        9,492       241,473    3.93%          11,515          296,625         3.88%
Mortgage backed securities                 19,407       437,037    4.44%          16,706          389,871         4.29%
Municipals (TE)                            11,251       161,464    6.97%          12,371          173,317         7.14%
Other securities                            2,822        62,769    4.50%           2,248           49,659         4.53%
                                      -----------   -----------   ---------   -------------   -----------      ------------
  Total securities (TE)                    65,003     1,434,415    4.53%          60,795        1,345,350         4.52%

Fed funds sold                              4,447       128,219    3.47%             297           26,304         1.13%
Cds with banks                                 80         8,192    0.98%              74            7,241         1.02%
Other short-term investments                   32         1,410    2.26%              13            1,366         0.97%
                                      -----------   -----------   ---------   -------------   -----------      ------------
  Total short-term investments              4,559       137,821    3.31%             384           34,911         1.10%

  Average earning assets yield (TE)      $271,008    $4,455,256    6.08%        $234,047       $3,979,822         5.88%

Interest-Bearing Liabilities
Interest-bearing transaction deposits      $9,203    $1,384,606    0.66%          $8,191       $1,360,197         0.60%
Time deposits                              40,654     1,149,239    3.54%          35,056        1,018,165         3.44%
Public Funds                               17,725       644,849    2.75%           9,323          574,266         1.62%
                                      -----------   -----------   ---------   -------------   -----------      ------------
   Total interest bearing deposits         67,581     3,178,694    2.13%          52,570        2,952,629         1.78%

Customer repos                              4,351       224,842    1.94%           1,909          195,470         0.98%
Other borrowings                            2,887        69,057    4.18%           2,790           69,961         3.99%
                                      -----------   -----------   ---------   -------------   -----------      ------------
  Total borrowings                          7,238       293,899    2.46%           4,699          265,431         1.77%

  Total interest bearing liab cost        $74,819    $3,472,593    2.15%         $57,270       $3,218,060         1.78%

Noninterest-bearing deposits                            822,733                                   650,106
Other net interest-free funding sources                 159,930                                   111,657

Total Cost of Funds                       $74,819    $4,455,256    1.68%         $57,270       $3,979,822         1.44%

Net Interest Spread (TE)                 $196,189                  3.93%        $176,777                          4.10%

Net Interest Margin (TE)                 $196,189    $4,455,256    4.40%        $176,777       $3,979,822         4.44%

Hancock Holding Company
Quarterly Financial Data
(amounts in thousands, except
per share data and FTE headcount)
(unaudited)

                                                                        2004                                2005
                                                   -------------------------------------   --------------------------------------
                                                         1Q       2Q        3Q       4Q        1Q        2Q       3Q        4Q
                                                   -------------------------------------   --------------------------------------
Per Common Share Data

Earnings per share:
    Basic                                               $0.44    $0.50    $0.47    $0.49     $0.48      $0.56    $0.04     $0.59
    Diluted                                             $0.43    $0.50    $0.47    $0.48     $0.47      $0.55    $0.04     $0.58
Cash dividends per share                               $0.125   $0.125   $0.165   $0.165    $0.165     $0.165   $0.195    $0.195
Book value per share (period-end)                      $13.75   $13.32   $14.16   $14.32    $14.16     $14.87   $14.52    $14.78
Tangible book value per share (period-end)             $11.58   $11.17   $12.03   $12.16    $11.99     $12.73   $12.25    $12.55
Weighted average number of shares:
    Basic                                              32,048   32,549   32,495   32,467    32,463     32,396   32,308    32,313
    Diluted                                            33,018   33,042   33,054   33,076    33,019     32,928   32,940    32,980
Period-end number of shares                            32,558   32,538   32,472   32,440    32,463     32,310   32,309    32,301
Market data:
    High closing price                                 $32.00   $32.25   $34.27   $34.83    $34.20     $34.87   $37.84    $39.90
    Low closing price                                  $27.08   $25.00   $27.32   $30.00    $30.25     $28.25   $29.93    $31.08
    Period end closing price                           $30.96   $29.06   $31.79   $33.46    $32.50     $34.40   $34.14    $37.81
    Trading volume                                      2,745    3,252    2,792    2,781     3,286      3,527    8,760     6,829

Other Period-end Data

FTE Headcount                                           1,719    1,754    1,731    1,767     1,766      1,813    1,590     1,735
Tangible common equity                               $377,056 $363,451 $390,696 $394,389  $389,344   $411,203 $395,843  $405,216
Tier I capital                                       $372,527 $381,428 $391,098 $399,320  $408,163   $416,312 $407,075  $420,281
Goodwill                                              $59,281  $56,474  $56,474  $55,409   $55,409    $55,409  $61,428   $61,418
Amortizable intangibles                                $8,732  $11,410  $10,852  $12,263   $12,510    $11,746   $9,928    $9,204
Mortgage servicing intangibles                         $2,464   $2,171   $1,922   $2,520    $2,288     $2,082   $1,860    $1,577
Common shares repurchased for publicly
  announced plans                                        51.8    100.0     84.3        -      40.0       96.1     11.8         -

Performance Ratios

Return on average assets                                1.33%    1.49%    1.37%    1.39%     1.32%      1.52%    0.12%     1.39%
Return on average common equity                        13.01%   14.97%   13.67%   13.54%    13.32%     15.27%    1.18%    15.98%
Earning asset yield (TE)                                5.82%    5.83%    5.86%    6.00%     5.90%      6.08%    6.19%     6.14%
Total cost of funds                                     1.41%    1.43%    1.44%    1.47%     1.55%      1.66%    1.80%     1.70%
Net interest margin (TE)                                4.41%    4.40%    4.42%    4.53%     4.35%      4.42%    4.40%     4.44%
Non-interest expense as a percent
   of total revenue (TE) before amortization
   of purchased intangibles, net storm-related items,
   gains on sale of branches and credit card
    merchant and securities transactions               60.17%   56.79%   57.55%   54.95%    59.99%     57.83%   60.85%    56.89%
Average common equity as
   a percent of average total assets                   10.24%    9.95%   10.00%   10.26%     9.94%      9.94%   10.13%     8.72%
Leverage Ratio                                          8.73%    8.76%    8.86%    8.97%     8.75%      8.83%    8.64%     7.85%
Tangible common equity to assets                        8.77%    8.27%    8.83%    8.58%     8.28%      8.71%    8.17%     6.89%
Net charge-offs as a
   percent of average loans                             0.45%    0.47%    0.45%    0.56%     0.33%      0.24%    0.23%     0.41%
Allowance for loan losses as
   a percent of period end loans                        1.49%    1.47%    1.45%    1.48%     1.48%      1.45%    2.57%     2.49%
Allowance for loan losses to
   NPAs + loans 90 days past due                      188.51%  211.55%  225.17%  251.85%   323.66%    284.75%  392.70%   195.50%
Provision for loan losses to net charge-offs          126.92%  126.52%  114.34%  150.98%   122.13%    111.83% 2165.65%    34.76%
Loan/Deposit Ratio                                     70.16%   70.13%   73.07%   75.19%    72.40%     73.63%   76.77%    66.44%
Non-interest income excluding
    net storm-related items, gains on sale of
    branches and credit card merchant and
    securities transactions as a percent
    of total revenue (TE)                              34.75%   35.93%   31.98%   32.37%    32.77%     34.06%   31.10%    29.68%

Hancock Holding Company
Quarterly Financial Data
(amounts in thousands, except
per share data and FTE headcount)
(unaudited)

                                                             2004                                        2005
                                        -------------------------------------------- --------------------------------------------
                                              1Q         2Q         3Q         4Q         1Q         2Q         3Q        4Q
                                        -------------------------------------------- --------------------------------------------

Asset Quality Information

Non-accrual loans                           $9,670     $10,134     $7,770     $7,480     $6,335      $8,052    $10,373    $10,617
Foreclosed assets                            5,212       4,270      4,151      3,513      3,591       2,567      2,973      1,898
                                        -------------------------------------------- --------------------------------------------
Total non-performing assets                $14,882     $14,404    $11,921    $10,993     $9,926     $10,619    $13,346    $12,515
Non-performing assets as a percent
  of loans and foreclosed assets             0.59%       0.55%      0.44%      0.40%      0.36%       0.37%      0.45%      0.42%

Accruing Loans 90 days past due             $5,011      $3,701     $5,277     $5,160     $2,798      $3,914     $6,156    $25,622
Accruing Loans 90 days past due as
   a percent of loans                        0.20%       0.14%      0.20%      0.19%      0.10%       0.14%      0.21%      0.86%
Non-performing assets + accruing loans
   90 days past due to loans and
   foreclosed assets                         0.79%       0.69%      0.64%      0.59%      0.46%       0.51%      0.65%      1.28%

Net charge-offs                             $2,786      $3,017     $2,963     $3,839     $2,260      $1,691     $1,704     $3,104
Net charge-offs as
   a percent of average loans                0.45%       0.47%      0.45%      0.56%      0.33%       0.24%      0.23%      0.41%

Allowance for loan losses                  $37,500     $38,300    $38,725    $40,682    $41,182     $41,382    $76,584    $74,558
Allowance for loan losses as a
   percent of period end loans               1.49%       1.47%      1.45%      1.48%      1.48%       1.45%      2.57%      2.49%
Allowance for loan losses to NPAs +
   accruing loans 90 days past due         188.51%     211.55%    225.17%    251.85%    323.66%     284.75%    392.70%    195.50%

Provision for loan losses                   $3,536      $3,817     $3,388     $5,796     $2,760      $1,891    $36,905     $1,079
Provision for loan losses to net
   charge-offs                             126.92%     126.52%    114.34%    150.98%    122.13%     111.83%   2165.65%     34.76%

Net Charge-Off Information

Net charge-offs:
Commercial/real estate loans                $1,159        $788       $734     $1,003       $770        $202      ($17)       $332
Mortgage loans                                 (1)        (26)       (22)         38         68         (5)          7        (7)
Direct consumer loans                          637       1,182      1,222      1,173        501         491        861      1,831
Indirect consumer loans                        442         572        402        910        540         538        342        272
Finance company loans                          549         501        627        715        381         465        511        676
                                        -------------------------------------------- --------------------------------------------
Total net charge-offs
 (including storm-related)                  $2,786      $3,017     $2,963     $3,839     $2,260      $1,691     $1,704     $3,104
Storm-related net charge-offs                    -           -          -          -          -           -          -      2,350
                                        -------------------------------------------- --------------------------------------------
Total net charge-offs
 (excluding storm-related)                  $2,786      $3,017     $2,963     $3,839     $2,260      $1,691     $1,704       $754
                                        -------------------------------------------- --------------------------------------------

Average loans:
Commercial/real estate loans            $1,299,399  $1,352,432 $1,396,149 $1,439,074 $1,491,008  $1,523,348 $1,584,244 $1,660,804
Mortgage loans                             367,320     391,270    400,710    408,535    407,258     417,307    430,615    442,977
Direct consumer loans                      487,452     483,150    487,139    498,336    503,700     509,628    504,362    489,150
Indirect consumer loans                    268,311     279,230    296,755    307,413    313,542     323,100    335,482    342,203

Finance Company loans                       55,488      57,829     59,935     60,604     60,720      62,124     64,006     63,663
                                        -------------------------------------------- --------------------------------------------
Total average loans                     $2,477,971  $2,563,910 $2,640,689 $2,713,963 $2,776,229  $2,835,506 $2,918,709 $2,998,797

Net charge-offs to average loans:
Commercial/real estate loans                 0.36%       0.23%      0.21%      0.28%      0.21%       0.05%      0.00%      0.08%
Mortgage loans                               0.00%      -0.03%     -0.02%      0.04%      0.07%       0.00%      0.01%     -0.01%
Direct consumer loans                        0.53%       0.98%      1.00%      0.94%      0.40%       0.39%      0.68%      1.49%
Indirect consumer loans                      0.66%       0.82%      0.54%      1.18%      0.70%       0.67%      0.40%      0.32%
Finance Company loans                        3.98%       3.48%      4.16%      4.69%      2.54%       3.00%      3.17%      4.21%
                                        ----------- --------------------- ---------------------- ---------------------------------
Total net charge-offs to average loans
  (excl storm-related)                       0.45%       0.47%      0.45%      0.56%      0.33%       0.24%      0.23%      0.41%
                                        ----------- --------------------- ---------------------- ---------------------------------
Total net charge-offs to average loans
  (incl storm-related)                       0.45%       0.47%      0.45%      0.56%      0.33%       0.24%      0.23%      0.10%
                                        ----------- --------------------- ---------------------- ---------------------------------

Hancock Holding Company
Quarterly Financial Data
(amounts in thousands, except
per share data and FTE headcount)
(unaudited)

                                                               2004                                        2005
                                           -------------------------------------------- --------------------------------------------
                                                 1Q         2Q         3Q         4Q         1Q         2Q         3Q        4Q
                                           -------------------------------------------- --------------------------------------------

Income Statement

Interest income                                 $53,842   $56,318    $57,424   $59,190    $60,531   $64,027    $65,644   $73,429
Interest income (TE)                             55,696    58,115     59,184    61,051     62,302    65,767     67,506    75,433
Interest expense                                 13,470    14,218     14,567    15,014     16,289    17,961     19,659    20,911
                                           -------------------------------------------- --------------------------------------------
Net interest income (TE)                         42,226    43,897     44,617    46,037     46,013    47,807     47,847    54,522
Provision for loan losses                         3,536     3,817      3,388     5,796      2,760     1,891     36,905     1,079
Non-interest income excluding net
  storm-related items gains on
  sale of branches, credit card
  merchant and securities transactions           20,231    21,619     20,973    22,037     22,427    24,695     21,600    23,016
Net storm-related items                               -         -          -         -          -         -     12,276   (5,692)
Gains on sale of branches and credit
  card merchant                                   2,258     3,000          -         -          -         -          -         -
Securities transactions gains/(losses)              149        11        (2)         4          7      (15)       (18)      (27)
Non-interest expense                             39,262    39,437     38,306    37,945     41,642    42,505     42,770    44,626
                                           -------------------------------------------- --------------------------------------------
Income before income taxes                       20,212    23,476     22,134    22,475     22,273    26,350        168    24,112
Income tax expense (benefit)                      6,068     7,104      6,737     6,684      6,836     8,256    (1,267)     5,047
                                           -------------------------------------------- --------------------------------------------
Net income                                      $14,144   $16,372    $15,396   $15,791    $15,438   $18,094     $1,435   $19,065
                                           ============================================ ===========================================

Non-interest Income
  and Operating Expense

Service charges on deposit accounts             $10,230   $10,771    $11,567   $11,062     $9,490   $10,459     $7,975    $6,850
Trust fees                                        1,985     2,277      2,281     2,487      2,541     2,859      2,761     2,946
Debit card & merchant fees                          861     1,042      1,197     1,172      1,030     1,074      1,055     1,717
Insurance fees                                    2,484     2,828      2,056     1,824      3,881     3,499      4,883     4,837
Investment & annuity fees                           693       584        438       581      1,188     1,547      1,304     1,037
ATM fees                                          1,128     1,136      1,129     1,119      1,372     1,154        871       805
Secondary mortgage market operations                385       531        529     1,489        499       676        377       670
Other income                                      2,465     2,450      1,776     2,302      2,426     3,428      2,374     4,154
                                           -------------------------------------------- --------------------------------------------
Non-interest income excluding net
  storm-related items,
  gains on sale of branches and credit
  card merchant and securities transactions     $20,231   $21,619    $20,973   $22,037    $22,427   $24,695    $21,600   $23,016
Net storm-related items                               -         -          -         -          -         -     12,276    (5,692)
Gains on sale of branches and credit
  card merchant                                   2,258     3,000          -         -          -         -          -          -
Securities transactions gains/(losses)              149        11        (2)         4          7       (15)       (18)      (27)
                                           -------------------------------------------- --------------------------------------------
Total non-interest income including
  storm-related items, gains on sale of
  branches, credit card
  merchant and securities transactions          $22,638   $24,631    $20,971   $22,041    $22,433   $24,680    $33,858   $17,298
                                           ============================================ ===========================================
Personnel expense                                22,896    21,137     20,664    21,706     22,379    22,925     24,275    24,580
Occupancy expense (net)                           2,413     2,405      2,470     2,627      2,495     2,576      2,617     3,237
Equipment expense                                 2,326     2,376      2,419     2,548      2,357     2,366      2,319     2,511
Other operating expense                          11,302    12,996     12,194    10,526     13,828    14,059     13,044    13,780
Amortization of intangibles                         325       524        558       538        584       578        514       518
                                           -------------------------------------------- --------------------------------------------
Total non-interest expense                      $39,262   $39,437    $38,306   $37,945    $41,642   $42,505    $42,770   $44,626